Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by Equifax Inc. (“Equifax”) of TALX Corporation (“TALX”). These unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of Equifax, which are incorporated by reference into this document, and the historical consolidated financial statements of TALX. These historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements. The acquisition by Equifax of Austin Consolidated Holdings, Inc., known as Austin-Tetra, in October 2006, and the acquisition by TALX of Performance Assessment Network, Inc., which we refer to as pan, in April 2006, would not have significantly changed the results of operations if they had occurred at the beginning of the twelve months ended December 31, 2006. Therefore, the unaudited pro forma condensed combined statement of income for the twelve months ended December 31, 2006 includes the results of these acquisitions from the dates these businesses were acquired.

The unaudited pro forma condensed combined balance sheet has been prepared assuming the acquisition of TALX occurred on March 31, 2007. The unaudited pro forma condensed combined statements of income have been prepared assuming the acquisition of TALX occurred on January 1, 2006. In all cases, the purchase method of accounting has been applied, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, at fair value.

The purchase price allocation for the acquisition of TALX reflected in the unaudited condensed combined financial statements is preliminary and is subject to revision. The final purchase price allocation for the acquisition of TALX will be completed after the transaction closes, and will be based on formal third-party valuations of identifiable intangible assets, and an in-depth analysis of the value of other assets acquired and liabilities assumed. Actual results may differ from these unaudited pro forma condensed combined financial statements once Equifax has determined the final purchase price for TALX and has completed the valuation studies necessary to finalize the required purchase price allocation. Therefore, the unaudited pro forma condensed combined financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the acquisition of TALX been completed as of the dates presented. No effect has been given in these pro forma financial statements for synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations. The unaudited pro forma condensed combined financial statements should not be considered representative of future consolidated results of operations or financial position nor should the historical results of operations be indicative of our expected future results of operations.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended March 31, 2007

	Equifax	TALX	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
	(in millions, except per share data)
Operating revenue	$405.1	$73.7	$—		$478.8
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	169.3	24.0	—		193.3
Selling, general and administrative expenses	97.4	21.9	—		119.3
Depreciation and amortization	21.4	6.3	13.2	(1)	37.4
			(3.5	)(2)
Total operating expenses	288.1	52.2	9.7		350.0
Operating income	117.0	21.5	(9.7)		128.8
Interest expense	(7.4)	(3.3)	1.9	(3)	(14.1)
			(5.5	)(4)
			0.2	(5)
Minority interests in earnings, net of tax	(1.4)	—	—		(1.4)
Other income (expense), net	0.2	(1.9)	—		(1.7)
Income before income taxes	108.4	16.3	(13.1)		111.6
Provision for income taxes	(39.4)	(7.5)	5.0	(6)	(40.7)
			1.2	(6)
Income from continuing operations	$69.0	$8.8	$(6.9)		$70.9
Income from continuing operations per common share—basic	$0.55	$0.28			$0.49
Income from continuing operations per common share—diluted	$0.54	$0.27			$0.48
Weighted-average common shares outstanding—basic	124.9	31.2	(31.2	)(7)	145.5
			20.6	(8)
Weighted-average common shares outstanding—diluted	127.3	32.8	(32.8	)(7)	149.1
			21.8	(8)

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Twelve Months Ended December 31, 2006

	Equifax	TALX	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
	(in millions, except per share data)
Operating revenue	$1,546.3	$256.9	$—		$1,803.2
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	626.4	87.9	—		714.3
Selling, general and administrative expenses	401.0	81.8	—		482.8
Depreciation and amortization	82.8	18.9	52.8	(1)	142.7
			(11.8	)(2)
Total operating expenses	1,110.2	188.6	41.0		1,339.8
Operating income	436.1	68.3	(41.0)		463.4
Interest expense	(31.9)	(12.3)	9.1	(3)	(56.2)
			(22.0	)(4)
			0.9	(5)
Minority interests in earnings, net of tax	(4.5)	—	—		(4.5)
Other income, net	16.2	0.8	—		17.0
Income before income taxes	415.9	56.8	(53.0)		419.7
Provision for income taxes	(141.4)	(23.6)	20.4	(6)	(142.5)
			2.1	(6)
Income from continuing operations	$274.5	$33.2	$(30.5)		$277.2
Income from continuing operations per common share—basic	$2.16	$1.05			$1.88
Income from continuing operations per common share—diluted	$2.12	$0.99			$1.83
Weighted-average common shares outstanding—basic	127.1	31.7	(31.7	)(7)	147.7
			20.6	(8)
Weighted-average common shares outstanding— diluted	129.4	33.5	(33.5	)(7)	151.2
			21.8	(8)

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2007

	Equifax Historical	TALX Historical	Pro Forma Adjustments		Pro Forma Combined
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$69.6	$13.8	$(18.0	)(1)	$65.4
Accounts receivable, net of allowance	252.2	33.7	—		285.9
Unbilled receivables	—	6.2	—		6.2
Prepaid expenses and other current assets	50.8	12.6	(0.3	)(2)	61.9
			(1.2	)(3)
Total current assets	372.6	66.3	(19.5)		419.4
Property and equipment, net	162.4	33.1	(13.6	)(4)	181.9
Goodwill	847.2	226.6	(226.6	)(5)	1,879.9
			1,032.7	(6)
Indefinite-lived intangible assets	95.2	7.8	(7.8	)(5)	95.2
Purchased intangibles, net	238.3	120.2	(120.2	)(5)	721.4
			483.1	(6)
Prepaid pension asset	55.9	—	—		55.9
Other assets, net	60.3	2.3	0.9	(2)	63.5
Total assets	$1,831.9	$456.3	$1,129.0		$3,417.2
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current maturities	$307.0	$—	$—		$307.0
Accounts payable	21.4	2.3	—		23.7
Accrued expenses and other current liabilities	170.6	27.0	(5.2	)(9)	195.4
			3.0	(10)
Deferred revenue	67.4	6.0	(1.7	)(11)	71.7
Total current liabilities	566.4	35.3	(3.9)		597.8
Long-term debt	148.9	176.6	6.0	(13)	614.5
			283.0	(12)
Deferred income tax liabilities, net	67.6	45.2	118.2	(7)	232.2
			1.2	(8)
Long-term pension and other postretirement benefit liabilities	60.1	—	—		60.1
Other long-term liabilities	61.3	4.8	(2.7	)(11)	63.4
Total liabilities	904.3	261.9	401.8		1,568.0
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	233.1	0.3	(0.3	)(14)	233.1
	625.2	176.3	(176.3	)(14)	1,014.4
Paid-in capital			389.2	(15)
Retained earnings	1,842.5	31.6	(31.6	)(14)	1,842.5
Accumulated other comprehensive loss	(224.3)	—	—		(224.3)
Treasury stock, at cost	(1,491.3)	(13.8)	13.8	(14)	(958.9)
			532.4	(15)
Stock held by employee benefits trusts, at cost	(57.6)	—	—		(57.6)
Total shareholders’ equity	927.6	194.4	727.2		1,849.2
Total liabilities and shareholders’ equity	$1,831.9	$456.3	$1,129.0		$3,417.2

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.                 Basis of Presentation

On May 15, 2007, Equifax acquired all the outstanding shares of TALX Corporation (“TALX”), a leading provider of payroll-related and human resources business process outsourcing services, for approximately 20.6 million shares of Equifax common stock, assumption of 1.9 million vested options to purchase Equifax common stock and approximately $269 million in cash, net of cash acquired, plus transaction costs of approximately $18.0 million. The transaction was approved by the shareholders of TALX in a meeting held on May 15, 2007. Equifax also assumed TALX’s outstanding debt, which was $176.6 million at March 31, 2007. Equifax financed the cash portion of the merger consideration principally with borrowings under its senior revolving credit facility.

The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of Equifax and TALX on a combined basis based on the historical financial information of each company and after giving effect to the merger. The unaudited pro forma condensed combined balance sheet has been prepared assuming the acquisition occurred on March 31, 2007. Equifax’s fiscal year end is December 31, while TALX’s fiscal year end is March 31. The unaudited pro forma condensed combined statement of income for the twelve months ended December 31, 2006 includes the results of operations for Equifax’s fiscal year ended December 31, 2006 and the results of operations of TALX for the fourth fiscal quarter of fiscal year 2006 and the first three fiscal quarters of fiscal year 2007. The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2007 includes the results of operations for Equifax’s first fiscal quarter ended March 31, 2007 and the results of operations for TALX’s fourth fiscal quarter ended March 31, 2007. The unaudited pro forma condensed combined statements of operations have been prepared assuming the acquisition occurred on January 1, 2006. The acquisition by Equifax of Austin-Tetra in October 2006, and the acquisition by TALX of pan in April 2006, would not have significantly changed the results of operations if they had occurred at the beginning of the twelve months ended December 31, 2006. Therefore, the unaudited pro forma condensed combined statements of income include the results of these acquisitions from the respective dates such of these businesses were acquired.

The unaudited pro forma condensed combined financial statements are based on estimates and assumptions, which are preliminary and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the merger are derived from the estimated purchase price and estimated fair value of the assets acquired and liabilities assumed. The final determination of the purchase price allocation will be based on the fair value of the assets acquired, including the fair value of identifiable intangibles, and liabilities assumed as of May 15, 2007. The excess of purchase price over the fair value of net assets acquired will be allocated to goodwill. The final determination of purchase price, fair value and resulting goodwill may differ significantly from that reflected in the unaudited pro forma condensed combined financial statements. A summary of the estimated purchase price allocation to the fair value of the assets acquired and liabilities assumed is as follows (in millions):

Estimated purchase price:
Value of Equifax common stock issued and TALX stock options assumed	$921.6
Cash consideration	283.0
Transaction costs	18.0
Total estimated purchase price	$1,222.6
Preliminary allocation of purchase consideration as of March 31, 2007:
Identifiable intangible assets	$483.1
Other tangible assets, net	54.1
Long-term debt	(182.6)
Long-term deferred income tax liabilities, net	(164.7)
Goodwill	1,032.7
$1,222.6

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” Equifax has calculated the stock-related purchase price based upon a price of $40.92 per share of Equifax common stock. This per share price represents the average closing price of Equifax common stock from February 12, 2007 through February 16, 2007, which consists of the period beginning two business days prior to and ending two business days after the merger announcement date of February 14, 2007. The value of the 20.6 million shares issued and 1.9 million options assumed was calculated by multiplying the number of shares issued by the estimated price of $40.92 per share for a total of approximately $921.6 million. Equifax paid $283 million in cash consideration pursuant to the terms of the agreement. Equifax also included approximately $18.0 million of its transaction costs as purchase consideration, which include Equifax’s and TALX’s legal and accounting fees, investment bankers’ fees, due diligence fees, and filing and printing fees.

The amount allocated to identifiable intangible assets represents Equifax’s preliminary estimate of the identifiable assets acquired from TALX, which include customer relationships, technology, propriety databases, trademarks and non-compete agreements. The recording of the identifiable intangible assets results in the establishment of a deferred tax liability of approximately $165 million.

The merger is expected to give rise to the consolidation and elimination of certain personnel and duplicate facilities. The pro forma condensed combined balance sheet includes a $3.0 million adjustment to record the estimated liability associated with change-in-control severance agreements between TALX and certain of its employees in accordance with Emerging Issue Task Force No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” (“EITF 95-3”). The pro forma condensed combined balance sheet does not include any other adjustments related to the consolidation and elimination of personnel or facilities that may be recorded as Equifax does not expect that a final integration plan will be established until just prior to or immediately after the closing of the merger.

2.                 Pro Forma Adjustments

Pro forma adjustments reflect only those adjustments that are factually supportable and do not include the impact of contingencies that will not be known until the later of the closing of the merger or the resolution of the contingency. The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined financial statements:

Footnotes to Pro Forma Condensed Combined Statements of Income

(1)          To record amortization expense for the estimated identifiable intangible assets from the acquisition of TALX by Equifax. The preliminary estimated identifiable intangible assets and their related estimated useful lives are as follows:

	Estimated	Estimated
Intangible Asset	Fair Value	Useful Life
	(in millions)	(in years)
Customer relationships	$213.3	9 to 20
Proprietary database	188.4	10
Technology	38.2	3 to 9
Trademarks	26.3	2 to 10
Non-compete agreements	16.9	2
	$483.1

(2)          To reverse certain historical depreciation and amortization expense related to TALX property and equipment, net, and identifiable intangible assets.

(3)          To reverse historical interest expense related to the TALX long-term revolving credit facility.

(4)          To record interest expense related to (1) borrowings under the TALX long-term revolving credit facility that will be refinanced under the Equifax long-term revolving credit facility and (2) borrowings under Equifax’s long-term revolving credit facility used to finance the cash portion of the merger consideration.

(5)          To adjust interest expense in connection with amortizing the preliminary fair value adjustment of $6.0 million on TALX’s $75 million 7.34% Senior Guaranteed Notes due May 2014.

(6)          To record the tax effect of pro forma adjustments and to adjust the TALX tax rate to that of the combined company.

(7)          To reverse the TALX weighted-average common shares outstanding for the periods presented.

(8)          The pro forma weighted-average common shares outstanding for the periods presented are calculated as follows:

	Three Months Ended	Twelve Months Ended
	March 31, 2007	December 31, 2006
	(in millions)
Weighted-average common shares outstanding—basic:
Historical Equifax weighted-average common shares outstanding—basic	124.9	127.1
Shares issued for TALX acquisition	20.6	20.6
Pro forma weighted-average common shares outstanding—basic	145.5	147.7
Weighted-average common shares outstanding—diluted:
Historical Equifax weighted-average common shares outstanding—diluted	127.3	129.4
Shares issued and stock options assumed for TALX acquisition	21.8	21.8
Pro forma weighted-average common shares outstanding—diluted	149.1	151.2

Footnotes to Pro Forma Condensed Combined Balance Sheet

       (1) To reduce cash for Equifax’s and TALX’s estimated transaction costs, which include legal and accounting fees, investment bankers’ fees, due diligence fees, and filing and printing fees.

       (2) To reverse current and long-term capitalized debt issuance costs related to financing transactions completed by TALX.

       (3) To adjust deferred costs.

       (4) To adjust property and equipment, net, to the preliminary estimated fair value.

       (5) To reverse goodwill and other intangible assets, net, from acquisitions previously consummated by TALX.

       (6) To record the preliminary estimated identifiable intangible assets and goodwill from the acquisition of TALX. No in-process research and development costs have been identified in connection with the acquisition.

       (7) To record the deferred income tax liability of $165.0 million for book vs. tax differences attributable to acquired intangible assets, and to reverse TALX’s deferred income tax liabilities of $46.8 million attributable to identifiable intangible assets and property and equipment, net.

       (8) To adjust deferred income tax liabilities, net, by $1.7 million and $(0.5) million for adjustments to deferred revenue and deferred costs, respectively.

       (9) To record the income tax effects of deductible transaction and severance costs.

(10) To record the estimated liability associated with change-in-control severance agreements between TALX and certain of its employees in accordance with EITF 95-3.

(11) To adjust current and long-term deferred revenue to fair value associated with performance obligations assumed by Equifax.

(12) To record borrowings under Equifax’s long-term revolving credit facility used to finance the cash portion of the merger consideration.

(13) To adjust TALX’s $75 million 7.34% Senior Guaranteed Notes due May 2014, that will not be refinanced or replaced with Equifax borrowings, to estimated fair value.

(14) To reverse TALX’s historical equity balances.

(15) To record Equifax’s equity consideration for the acquisition of TALX.